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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2003

RAINING DATA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-16449	94-3046892
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

17500 Cartwright Road
Irvine, California 92614
(Address of Principal Executive Offices)

(949) 442-4400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

        On January 21, 2003, Raining Data Corporation announced the appointment of Richard W. Koe to the Company's Board of Directors. Mr. Koe serves as Managing General Partner for Astoria Capital Partners L.P. (Astoria) and Montavilla Partners, L.P., investment partnerships, and as President of Astoria Capital Management, an SEC registered investment advisor. Astoria is the Company's largest stockholder, holding approximately 58% of the Company's outstanding Common Stock.

        On January 21, 2003, the Company also announced the resignation of Bryce J. Burns and Bryan Sparks from the Company's Board of Directors, effective immediately. Mr. Burns and Mr. Sparks are leaving the board to pursue other professional interests.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINING DATA CORPORATION (Registrant)
Date: January 21, 2003	/s/ BRIAN C. BEZDEK Brian C. Bezdek Chief Financial Officer

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SIGNATURES